Exhibit 4.1

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNDER AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

to purchase

58,970,907

Shares of Common Stock of

Marvell Technology, Inc.

a Delaware Corporation

Issue Date: August 18, 2026

THIS WARRANT AGREEMENT, dated as of August 18, 2026 (this “Warrant”), is by and between (a) Marvell Technology, Inc., a Delaware corporation (the “Corporation”), and (b) Google LLC, a Delaware limited liability company (the “Initial Warrantholder” and together with any permitted successors, transferees, or assigns that holds this Warrant, each a “Warrantholder”). The Corporation and the Warrantholder are sometimes referred to herein collectively as the “Parties” or individually as a “Party.”

WHEREAS, as of the Issue Date, the Corporation and/or any of its subsidiaries have entered into and may enter into certain commercial arrangements with the Initial Warrantholder and/or any of its subsidiaries under which the Corporation and/or its subsidiaries may from time to time provide products and/or services to the Initial Warrantholder and/or its subsidiaries (collectively, the “Commercial Arrangements”);

WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, the Corporation desires to issue to the Initial Warrantholder, and the Initial Warrantholder desires to acquire from the Corporation, upon the execution and delivery hereof, a warrant to purchase a specified number of shares of the Corporation’s common stock, $0.002 par value per share (the “Common Stock”); and

WHEREAS, each of the Parties wishes to set forth in this Warrant certain terms and conditions regarding, among other things, Warrantholder’s ownership of the Warrant and Warrant Shares, as applicable.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

Definitions and References

Section 1.01 Definitions. As used herein, the following terms have the respective meanings:

(a)

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person. It is expressly agreed that, for purposes of this definition, none of the Corporation or any of its subsidiaries is an Affiliate of the Warrantholder or any of its subsidiaries or other Affiliates (and vice versa).

(b)

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3.01, multiplied by (b) the then-current Exercise Price.

(c)

“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign, or supranational laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of merger control or foreign investment.

(d)

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational, or SRO or Governmental Entity statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law and rules of stock exchanges), regulation, ordinance, treaty, order, permit, authorization, or other requirement applicable to such Person, its assets, properties, operations, or business.

(e)

“Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance under the Warrant.

(f)	“Board” means the board of directors of the Corporation.

(g)	“Business Day” means any day other than a Saturday, a Sunday or a day on which banks are authorized or required by Applicable Law to close in the City of New York, New York.

(h)

“Cashless Exercise Ratio” with respect to any exercise of this Warrant means a fraction (i) the numerator of which is the result of (x) the VWAP Price as of the exercise date, minus (y) the Exercise Price, and (ii) the denominator of which is the VWAP Price as of the exercise date.

(i)	“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(j)	“Commercial Arrangements” has the meaning set forth in the preamble.

(k)	“Commission” means the U.S. Securities and Exchange Commission, or any successor agency.

(l)	“Common Stock” has the meaning set forth in the preamble.

(m)	“Corporation” has the meaning set forth in the preamble.

(n)

“Equity Interests” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, (iii) restricted stock units that settle into shares of capital stock, and (iv) any and all warrants, rights, or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange, or exercise of any convertible securities, a “conversion”).

(o)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(p)	“Exercise Conditions” has the meaning assigned to such term in Section 2.03(b).

(q)	“Exercise Period” means, with respect to the applicable Warrant Shares, the period from and after the applicable Vesting Event for such Warrant Shares through the Expiration Time.

(r)	“Exercise Price” has the meaning assigned to such term in Section 2.01.

(s)	“Expiration Time” means 5:00 p.m., California time, on August 18, 2033 (the seventh anniversary of the Issue Date), as such time may be extended pursuant to Section 2.03(b).

(t)

“Fundamental Transaction” means, whether through one transaction or a series of related transactions, any (a) recapitalization of the Corporation, (b) reclassification of the stock of the Corporation (other than (i) a change in par value from par value to no par value or from no par value to par value, or (ii) as a result of a stock dividend or subdivision, split, or combination of shares to which Section 4.01 applies), (c) sale or lease of all or substantially all of the Corporation’s assets (on a consolidated basis), (d) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Corporation, (e) the Corporation, directly or indirectly, consummates a consolidation, merger, stock or share purchase agreement or other business combination with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Corporation, or (f) transaction similar to the foregoing that entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Common Stock.

(u)	“GAAP” means U.S. generally accepted accounting principles, consistently applied.

(v)

“Governmental Entity” means any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, judicial or administrative body, official, tribunal, or other instrumentality of any government, whether federal, state, local, domestic, foreign, or arbitrator or SRO.

(w)	“Group” has the meaning assigned to such term in Section 8.10(b).

(x)	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(y)	“Kestrel Product Launch” means the date when Warrantholder completes product qualification of the final production version of the custom product known as Kestrel.

(z)	“Losses” means all losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges, and amounts paid in settlement.

(aa)	“Measuring Period” means the period beginning on August 1, 2026 and ending on January 29, 2033.

(bb)	“NASDAQ” means The Nasdaq Stock Market LLC.

(cc)	“Notice of Exercise” means a duly completed notice of exercise in substantially the form attached as Annex B hereto and executed by Warrantholder.

(dd)	“Notice of Transfer” means a Notice of Transfer substantially in the form of Annex C.

(ee)	“Parties” has the meaning set forth in the preamble.

(ff)

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located), or other entity, organization, or unincorporated association, including any Governmental Entity.

(gg)

“Principal Trading Market” means the trading market on which the Common Stock, or any successor security thereto, is primarily listed and quoted for trading, and which, as of the Issue Date is The Nasdaq Stock Market LLC.

(hh)

“Qualifying Products” means (i) each custom semiconductor product manufactured and sold by the Corporation or its Affiliates to the Initial Warrantholder or its Affiliates or a third party authorized purchaser for which (a) there is a written Statement of Work or Product Exhibit entered into under the Commercial Arrangements for custom development of such product; and (b) such Statement of Work or Product Exhibit gives the Initial Warrantholder or its Affiliates, either expressly or by function of its intellectual property provisions, the right to determine whether the Corporation or its Affiliates may sell such product to any customer other than the Initial Warrantholder and its Affiliates (such right, the “Sale Control Right”); and (ii) such other products that the Parties mutually agree in writing to be designated as “Qualifying Products” for purposes of this Warrant.

For the avoidance of doubt: (x) the Sale Control Right referenced in subsection (i)(b) above must apply to a product in its entirety, and a right of the Initial Warrantholder or its Affiliates to control the sale of, exclusivity with respect to, or availability of any individual feature, function, or component of a product (as opposed to the product as a whole) shall not cause such product to constitute a Qualifying Product; and (y) the Parties agree that, as of the date of this Warrant, the products set forth on Exhibit A hereto are the only Qualifying Products, and that the Parties will use reasonable efforts to determine whether future products constitute Qualifying Products as part of the design award and/or Statement of Work process for such future products.

(ii)

“Qualifying Revenue” means revenue recognized in accordance with U.S. generally accepted accounting principles applied in accordance with the Corporation’s then-existing corporate policies by the Corporation or its Affiliates during the Measuring Period (but adjusted to exclude any contra revenue impact resulting from any allocation of the value of this Warrant) from or on behalf of the Initial Warrantholder and/or any of its Affiliates, in each case for purchases of Qualifying Products, which includes adjustments (“Revenue Adjustments”) for rebates, refunds, credits, and returns actually issued by Corporation or its Affiliates; provided that any Revenue Adjustments shall be calculated in good faith. In connection with its calculation, the Corporation shall not take any affirmative actions (including changing its applicable corporate policies) in which the specific intent of such action is to prejudice or reduce what qualifies as Qualifying Revenue for any particular fiscal quarter. Following any Fundamental Transaction meeting the requirements of clauses (c) or (e) of such definition or the requirements of clause (d) of such definition in which a third party acquiror acquires greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Corporation, Qualifying Revenue will exclude revenue received in respect of the products of, and Qualifying Products will exclude products or solutions of, a third-party acquiror in such a Fundamental Transaction and such entity’s Affiliates (immediately prior to the consummation of such Fundamental Transaction) that were sold by such third party and its Affiliates immediately prior to the consummation of such Fundamental Transaction (in each case, other than products of the Corporation and its Affiliates (x) existing immediately prior to the consummation of the Fundamental Transaction and any evolutions thereof or (y) set forth on Exhibit A hereto).

(jj)	“Registrable Securities” has the meaning assigned to such term in Section 11.05(a).

(kk)	“Registrable Securityholder” has the meaning assigned to such term in Section 11.05(b).

(ll)	“Reporting Company” means a company that is required to file periodic reports with the SEC under Sections 12, 13, or 15(d) of the Exchange Act.

(mm)

“Representatives” with respect to a Person means such Person’s directors, managers, officers, employees, and authorized representatives who have a need to know (including attorneys, accountants, consultants, bankers, and financial advisors thereof).

(nn)	“Securities” has the meaning assigned to such term in Section 5.01.

(oo)	“Securities Act” means the Securities Act of 1933, as amended.

(pp)	“Shelf Offering” has the meaning assigned to such term in Section 11.01(e).

(qq)

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.

(rr)

“subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries, or (iii) at least 50% of the Equity Interests are directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.

(ss)	“Trading Day” means a day on which the Principal Trading Market is open for trading.

(tt)	“Transfer” has the meaning assigned to such term in Section 7.01(a).

(uu)

“Time-Based Warrant Shares” shall mean the Warrant Shares, and any shares of Common Stock issued upon exercise thereof, that vest pursuant to the passage of time as described in subsection (a) of the definition of “Vesting Event” below.

(vv)	“Transfer Agent” means the entity designated by the Corporation to act as transfer agent for the Common Stock.

(ww)

“Vesting Event” means (a) with respect to an aggregate of 1,360,867 Warrant Shares (i) the date that is three months following the Issue Date in respect of 340,216 of such Time-Based Warrant Shares, (ii) the date that is six months following the Issue Date in respect of an additional 340,217 of such Time-Based Warrant Shares, (iii) the date that is nine months following the Issue Date in respect of an additional 340,217 of such Time-Based Warrant Shares, and (iv) the date that is twelve months following the Issue Date in respect of an additional 340,217 of such Time-Based Warrant Shares (such that the entirety of the 1,360,867 Time-Based Warrant Shares shall have vested on the date that is twelve months following the Issue Date), and (b) with respect to the remaining 57,610,040 Warrant Shares (the “Performance-Based Warrant Shares”), each time at which the Corporation and/or its Affiliates have collectively achieved Qualifying Revenue totaling $500,000,000 (i.e., $500,000,000, $1,000,000,000, $1,500,000,000, $2,000,000,000, and so on), upon which 240,042 Performance-Based Warrant Shares shall vest in each of the first 239 instances in which such Qualifying Revenue is achieved and 240,002 Performance-Based Warrant Shares shall vest in 240th instance in which such Qualifying Revenue is achieved. For the avoidance of doubt, (i) the Vesting Events set forth in the preceding sentence must occur during the Measuring Period, (ii) Vesting Events shall stop occurring once this Warrant has vested in its entirety in accordance with such Vesting Events, subject to any adjustments as provided for herein.

(xx)

“VWAP Price” means, as of any date, the volume-weighted average price per share of the Common Stock, or any successor security thereto (rounded to the nearest second decimal place) on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Corporation and the Warrantholder) from and including the Trading Day that is 30 Trading Days preceding such date to and including the last Trading Day immediately preceding such date.

(yy)	“Warrant” has the meaning set forth in the preamble.

(zz)	“Warrantholder” has the meaning set forth in the preamble.

(aaa)	“Warrant Register” has the meaning assigned to such term in Section 8.02.

(bbb)	“Warrant Shares” has the meaning assigned to such term in Section 2.01.

Section 1.02 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:

(a)	“herein,” “hereto,” or “hereof” and other words of similar import refer to this Warrant as a whole and not to any particular Section, Article, or other subdivision;

(b)	the word “including” is not limiting and means “including without limitation”;

(c)	definitions will be equally applicable to both the singular and plural forms of the terms defined;

(d)	all references to Sections or Articles or Annexes refer to Sections or Articles or Annexes of or to this Warrant unless otherwise indicated;

(e)

all annexes annexed hereto or referred to herein are hereby incorporated in and made a part of this Warrant as if set forth in full herein, and any capitalized terms used in any annex but not otherwise defined therein will have the meaning as defined in this Warrant;

(f)	all references to a Party include such Party’s successors and permitted assigns;

(g)	any reference to “$” or “dollars” means United States dollars;

(h)

references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(i)

the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(j)

no rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Warrant. The Parties have jointly negotiated and drafted this Warrant, and if an ambiguity or a question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Warrant; and

(k)

when calculating the period of time within which, or following which, any action is to be taken under this Warrant, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified.

Article II

Issuance, Vesting, Exercise, and Expiration of Warrant

Section 2.01 Issuance of Warrant; Exercise Price. Subject to the terms and conditions hereof, this Warrant shall represent the right to purchase from the Corporation up to 58,970,907 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at a purchase price per share of Common Stock equal to $206.58 (the “Exercise Price”). The Warrant Shares (which, for the avoidance of doubt, shall include the number of Warrant Shares referenced in the definition of Vesting Event) and Exercise Price are subject to adjustment and/or may be supplemented by or converted into other Equity Interests as provided in Section 4.01 herein, and all references to “Common Stock,” “Warrant Shares,” and “Exercise Price” herein shall be deemed to include any such adjustment, supplement, and/or conversion or series of adjustments, supplements, or conversions.

Section 2.02 Vesting of Warrant.

(a)	The right to purchase Warrant Shares represented by this Warrant is subject to vesting via the occurrence of an applicable Vesting Event for such Warrant Shares.

(b)

The Corporation shall deliver to the Warrantholder within 30 days following the end of each fiscal quarter of the Corporation (i) in respect of a quarter during which a Vesting Event has occurred, a Notice of Vesting Event in the form attached as Annex A hereto, duly completed and (ii) unless waived in writing by the Warrantholder (email being sufficient), the Qualifying Revenue recognized by the Corporation during such fiscal quarter; provided that neither the delivery, nor the failure of the Corporation to deliver, such Notice of Vesting Event shall affect or impair the Warrantholder’s rights or the Corporation’s obligations hereunder.

(c)

If the Warrantholder objects to, or is unable to verify, the Corporation’s calculation of Qualifying Revenue, it shall provide within 20 Business Days of receipt of the applicable Notice of Vesting Event written notice thereof to the Corporation (a “Revenue Objection Notice”). To the extent that the Warrantholder and the Corporation are unable to agree in writing on the amount of Qualifying Revenue subject to such Revenue Objection Notice during the 30 Business Day period following the delivery thereof, the Warrantholder may invoke an appraisal procedure by delivering written notice to the Corporation (a “Revenue Appraisal Notice”) to determine the amount of Qualifying Revenue recognized by the Corporation during the period or periods specified in the Revenue Objection Notice. Such procedure shall consist of the Corporation and the Warrantholder submitting such dispute to an internationally-recognized independent certified consulting or public accounting firm selected by the Warrantholder and approved in writing by the Corporation (such approval not to be unreasonably withheld, conditioned, or delayed) (such selected firm, the “Independent Accounting Firm”). The Independent Accounting Firm shall, within 30 days after the Independent Accounting Firm’s selection (or as promptly as reasonably practicable thereafter), (i) determine the amount of Qualifying Revenue subject to such

Revenue Appraisal Notice pursuant to such process and procedures mutually agreed among the Parties and the Independent Accounting Firm (and, if not reasonably promptly agreed, as determined by the Independent Accounting Firm in its sole discretion) and (ii) provide a written report containing a final determination of Qualifying Revenue submitted to the Independent Accounting Firm in accordance with the applicable accounting principles and based solely on the definitions and other applicable provisions of this Warrant, and the written submissions of the Parties (which written submissions shall be distributed by the Independent Accounting Firm to each Party). The Independent Accounting Firm shall act as an expert and not as an arbitrator, however its determination shall have the force and effect of an arbitral award. Absent manifest mathematical error, such report of the Independent Accounting Firm shall be final and binding upon the Parties and the amount of Qualified Revenue determined therein shall be used for all purposes of this Warrant (including the vesting thereof). Neither of the Corporation or the Warrantholder, nor any of its or their Representatives, shall have ex parte communications with the Independent Accounting Firm relating to this Section 2.02(c) or this Warrant. For the avoidance of doubt, the Independent Accounting Firm shall not review or make any determination with respect to any matter other than the determination of Qualifying Revenue subject to the Revenue Appraisal Notice. The Parties shall reasonably cooperate with each other and with the Independent Accounting Firm in connection with the process specified herein, including providing the cooperation and information provided for in Section 8.08. Notwithstanding the foregoing, in no event shall the Warrantholder dispute the Corporation’s calculation of Qualifying Revenue for fiscal quarters occurring prior to the latest fiscal quarter subject to any previous Revenue Objection Notice (if any), with any disputes in respect thereof being governed by any such previous Revenue Objection Notice and the terms of this Section 2.02(c) as it relates to any such previous Revenue Objection Notice. The fees and expenses of the Independent Accounting Firm shall be borne by the Warrantholder; provided, however, in the event written report provided by the Independent Accounting Firm determines a Vesting Event occurred but was not reported by the Corporation, the Corporation shall pay the fees and expenses for the work performed in such specific review.

Section 2.03 Exercise Period.

(a)

The right to purchase Warrant Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time, from and after the applicable Vesting Event, but in no event later than the Expiration Time.

(b)

Notwithstanding anything in this Warrant to the contrary, (i) if at any time during the Exercise Period the Warrantholder has not exercised this Warrant in full as a result of (x) there being insufficient Warrant Shares available for issuance, (y) the lack of any required regulatory, corporate, or other approval (including, for the avoidance of doubt, any approval required pursuant to Section 9.05 hereof, if applicable), or (z) the Corporation has not been current with its Exchange Act public reporting requirements at any time in the previous 30 days (collectively, the “Exercise Conditions”), the Expiration Time shall be extended until the later of (1)

the then-applicable Expiration Time and (2) 60 days after such date as the Warrantholder is able to acquire all of the vested Warrant Shares without violating any Exercise Conditions, (ii) if at the Expiration Time, or any time prior to the Expiration Time, the Corporation is or has been party to a definitive agreement for a Fundamental Transaction that has not closed, the Expiration Time shall be extended until the later of (1) the then-applicable Expiration Time and (2) five Business Days after the closing of such Fundamental Transaction, or 20 Business Days after the date on which the definitive agreement for such Fundamental Transaction has been terminated, as the case may be, or (iii) if at any time prior to the Expiration Time, a third party has publicly filed, or announced its intention to file, a tender offer for the Corporation that, if consummated, would result in a Fundamental Transaction, and without a definitive agreement for a Fundamental Transaction with respect to such tender offer having been executed by the Corporation, then the Expiration Time shall be extended until the later of (1) the then-applicable Expiration Time and (2) the later of (x) five Business Days after the expiration time of the tender offer, or (y) if no tender offer is launched, 25 Business Days after the public announcement of such third party’s intention to launch such tender offer, but if a tender offer is launched during such period, then five Business Days after the expiration time of the tender offer.

Section 2.04 Expiration of Warrant. The right to purchase the Warrant Shares pursuant to this Warrant shall terminate and become void following the end of the Exercise Period (for the avoidance of doubt, as such period may be extended in accordance with the definition of “Expiration Time” and Section 2.03(b) hereof).

Article III

Exercise Procedure

Section 3.01 Conditions to Exercise. Subject to Section 3.07, the Warrantholder, at its election, may exercise the vested and earned portions of this Warrant during the Exercise Period upon (and only upon):

(a)

execution and delivery to Corporation (in accordance with Section 10.01) of a Notice of Exercise in the form attached as Annex B hereto (each, an “Notice of Exercise”), duly completed (including specifying the number of Warrant Shares to be purchased and the Exercise Price in connection with such exercise); and

(b)

payment to the Corporation of the Aggregate Exercise Price for such exercise by, at the sole election of the Warrantholder, either (i) wire transfer of immediately available funds to an account designated by the Corporation (such manner of exercise, a “Cash Exercise”) or (ii) without payment of cash, reducing the number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in two or more parts, as applicable) equal to the product of (x) the number of Warrant Shares issuable upon the exercise of this Warrant (either in full or in two or more parts, as applicable) and (y) the Cashless Exercise Ratio (such manner of exercise, a “Cashless Exercise”).

Section 3.02 Conditional Exercise. The Warrantholder may exercise the vested and earned portions of this Warrant conditioned upon (and effective immediately prior to) consummation of a Fundamental Transaction by so indicating in the Exercise Notice (and for the avoidance of doubt, such exercise shall be inclusive of any vesting that would occur upon the consummation of or immediately prior to such Fundamental Transaction but not be deemed to be effective until immediately prior to the consummation of such Fundamental Transaction). If such Fundamental Transaction is not consummated, such conditional exercise shall be deemed void if so requested by Warrantholder in a Notice of Exercise.

Section 3.03 Exercise Date. This Warrant or any applicable portion thereof shall be deemed to have been exercised, and the Warrant Shares issuable upon such exercise shall be deemed to have been issued, (i) immediately prior to the close of business on the date of the later of (x) the delivery of the Exercise Notice as provided in Section 3.01(a) and (y) in connection with a Cash Exercise, payment of the Aggregate Exercise Price as provided in Section 3.01(b) or (ii) upon an automatic exercise in accordance with Section 3.07 (the “Exercise Date”), and the Warrantholder shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on the Exercise Date notwithstanding that the stock transfer books of the Corporation or Transfer Agent may then be closed or book-entries representing such Warrant Shares may not be actually delivered on such date or credited to the Warrantholder’s DTC account, as the case may be.

Section 3.04 Delivery of Warrant Shares; Listing.

(a)

As promptly as reasonably practicable on or after the Exercise Date, and in any event within two Business Days thereafter, the Corporation shall, or shall cause the Transfer Agent to, in either case, at its sole cost and expense (including any expenses of the Transfer Agent):

(i)	if the to-be-issued Warrant Shares remain subject to any restrictive legends, issue such Warrant Shares in book-entry form on the Warrant Register;

(ii)

if the to-be-issued Warrant Shares are not subject to any restrictive legends, including, without limitation, being registered on an effective registration statement or are eligible for resale under Rule 144 of the Securities Act, then, at Warrantholder’s election, (x) issue such Warrant Shares in book entry form on the Warrant Register, or (y) at the option of Warrantholder, use either (a) the Depository Trust Company (“DTC”) Direct Registration System (“DRS”) or (b) the DTC Deposit/Withdrawal At Custodian (“DWAC”) system to credit such aggregate number of Warrant Shares to which the Warrantholder is entitled in accordance with such exercise to such Warrantholder’s balance account with DTC; or

(iii)

if the to-be-issued Warrant Shares are, with the consent of the Warrantholder, certificated, issue and deliver to the person or persons entitled to receive the same a certificate or certificates for such number of Warrant Shares issuable upon such exercise.

(b)

The Corporation’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Warrantholder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination.

(c)

The Corporation shall, at its sole expense, procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the Principal Trading Market on which such same class of Equity Interests are then listed or traded, promptly after such Warrant Shares are eligible for listing thereon.

Section 3.05 Fractional Shares. The Corporation shall not be required to issue a fractional Warrant Share upon any exercise of this Warrant. In lieu of any fraction of a Warrant Share that the Warrantholder would otherwise be entitled to receive upon such exercise, the Corporation shall round up to the next whole Warrant Share, and the Warrantholder shall be entitled to receive such rounded-up number of Warrant Shares.

Section 3.06 Replacement Warrant. If the Warrantholder has not exercised this Warrant in its entirety, following each exercise of this Warrant, the Warrantholder shall be entitled to receive from the Corporation, upon request and for no additional consideration, a new warrant of like tenor in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the maximum aggregate number of Warrant Shares (subject to the terms and conditions hereof) and the number of Warrant Shares as to which this Warrant is or has been so exercised.

Section 3.07 Automatic Exercise Upon Expiration. If, at the end of the Exercise Period, the VWAP Price of one share of Common Stock is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of immediately prior to the close of business on such date to be exercised as a Cashless Exercise as to all vested and earned Warrant Shares for which it shall not previously have been exercised, and the Corporation shall issue the applicable Warrant Shares in accordance with Section 3.04 herein. Following the end of the Exercise Period and the exercise of all such vested and earned Warrant Shares in accordance with this Section 3.07, the right to purchase any unvested Warrant Shares pursuant to this Warrant shall terminate and become void in accordance with Section 2.04.

Article IV

Adjustments and Other Rights

Section 4.01 Adjustment to Exercise Price and Warrant Shares. If the Corporation, at any time after the Issue Date but prior to the end of the Exercise Period (or, if earlier, the exercise in full of this Warrant), (a) makes, declares, orders, or pays a dividend or other distribution (in part or in full) on its outstanding Common Stock payable in Equity Interests of the Corporation, (b) subdivides (by any split, recapitalization, reclassification, or otherwise) its outstanding Common Stock into a greater number of shares of Common Stock, or (c) combines (by combination, reverse split, reclassification, or otherwise) its outstanding Common Stock into a smaller number of shares of Common Stock, then the remaining number of Warrant Shares issuable upon the exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, or reclassification shall be proportionately adjusted so the Warrantholder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which the Warrantholder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be (disregarding whether or not this Warrant had been exercisable by its terms at such time). In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined in accordance with the immediately preceding sentence (disregarding whether or not this Warrant was exercisable by its terms at such time) and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination, or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined in accordance with the immediately preceding sentence (disregarding whether or not this Warrant is exercisable by its terms at such time).

Section 4.02 Dissolution, Liquidation or Winding Up. If the Corporation, at any time after the Issue Date but prior to the end of the Exercise Period (or, if earlier, the exercise in full of this Warrant), commences a voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation or other bankruptcy, insolvency, reorganization, receivership, or other similar proceeding, then (a) the Warrantholder shall receive the kind and number of other securities or assets which the Warrantholder would have been entitled to receive if the Warrantholder had exercised in full this Warrant and acquired the applicable number of Warrant Shares issuable hereunder as a result of such exercise immediately prior to the time of such dissolution, liquidation, or winding up or other similar transaction, and (b) the right to exercise this Warrant shall terminate on the date on which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or assets deliverable upon such dissolution, liquidation, or winding up or other similar transaction.

Section 4.03 Fundamental Transactions. If the Corporation, at any time after the Issue Date but prior to the end of the Exercise Period (or, if earlier, the exercise in full of this Warrant), effects any Fundamental Transaction (a) the Corporation shall notify the Warrantholder in writing of such Fundamental Transaction as promptly as practicable (but in no event later than 5 Business Days prior to the anticipated effectiveness or closing thereof), which notice shall specify the expected date on which such Fundamental Transaction is to take place, if such date is known, and set forth the facts with respect thereto as shall be reasonably necessary to indicate the amount and type of consideration payable to each outstanding share of Common Stock, (b) this Warrant shall be assumed by the surviving party of the Fundamental Transaction, and (c) the Warrantholder’s right to receive Warrant Shares shall automatically convert to the right to receive the kind (proportional to the mechanics of the underlying Fundamental Transaction) and amount of consideration which the Warrantholder of this Warrant would have owned immediately after such Fundamental Transaction if the Warrantholder had exercised in full this Warrant immediately before the effective date of such Fundamental Transaction; provided, in all cases, that the Warrant remains subject to the same vesting requirements that existed prior to the Fundamental Transaction. With respect to any Fundamental Transaction, and without prejudicing the right of the Warranholder to exercise this Warrant on a conditional basis (including as of immediately prior to the consummation of a Fundamental Transaction) pursuant to Section 3.02, the Warrantholder agrees not to provide an Exercise Notice during the two Business Days immediately preceding the consummation of such Fundamental Transaction. If this Section 4.03 applies to a transaction, Section 4.01 shall not apply.

Section 4.04 Rounding of Calculations; Minimum Adjustments. All calculations under this Article IV shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Notwithstanding any provision of this Article IV to the contrary, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward, and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, or more.

Section 4.05 Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Article IV, the Corporation shall promptly prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Warrantholder as promptly as practicable after the event giving rise to the adjustment.

Section 4.06 Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Article IV (but only if the action of the type described in this Article IV would result in an adjustment in the Exercise Price or the Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall provide as promptly as practicable written notice to the Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind, or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed. In case of all other actions, such notice shall be given at least ten days prior to the taking of such proposed action unless the Corporation reasonably determines in good faith that, given the nature of such action, the provision of such notice at least ten days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.

Section 4.07 Adjustment Rules. Any adjustments under this Article IV shall be made successively whenever an event referred to herein shall occur.

Section 4.08 No Impairment. The Corporation shall not, by amendment of its certificate of incorporation, bylaws, or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Corporation shall not take or permit to be taken any action that would increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect.

Section 4.09 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment under this Article IV, the Corporation shall promptly take such actions which may be reasonable and necessary, including obtaining approvals of regulatory or other governmental bodies, the Principal Trading Market, or other applicable securities exchange, corporate, or shareholder approvals or exemptions, so that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that the Warrantholder is entitled to receive upon exercise of this Warrant in accordance with this Article IV.

Section 4.10 Termination. The obligations under this Article IV shall terminate and be of no further force or effect upon the earlier of (i) the Expiration Time, and (ii) the issuance date of Warrant Shares in connection with the exercise of all remaining portions of this Warrant, such that this Warrant has either lapsed and become null and void or been exercised in accordance with the terms of the Warrant.

Article V

Representations of the Corporation

Section 5.01 Valid Issuance of Warrant and Warrant Shares. With respect to the execution and delivery of this Warrant and each exercise of this Warrant, the Corporation hereby represents, warrants, covenants and agrees as of the Issue Date and on the date of each exercise of this Warrant:

(a)

As of the Issue Date of this Warrant, the authorized capital stock of the Corporation will consist of: (i) 1,250,000,000 shares of Common Stock, of which 876,926,613 shares are issued and outstanding; and (ii) 8,000,000 shares of Preferred Stock, of which 2,000,000 shares of Series A Preferred Stock are issued and outstanding. The Corporation has 30,581,074 shares of Common Stock (at target for performance based grants) subject to issuance pursuant to outstanding stock options, restricted stock units and performance-based restricted stock units. The Corporation has reserved 31,932,996 shares of Common Stock for issuance to employees, consultants, and directors pursuant to the Corporation’s incentive stock plans and 37,048,025 shares of Common Stock for purchase under the Corporation’s Employee Stock Purchase Plan. Except for the: (i) Warrant and the Warrant Shares;

(ii) the conversion privileges of the Preferred Stock; (iii) the shares granted and reserved for issuance pursuant to the Corporation’s stock plans as described above; (iv) warrants to purchase up to 5,225,854 shares of Common Stock; and (v) 22,378,470 shares of Common Stock issuable to the equity holders of Celestial AI upon the achievement of certain milestones in connection with the Corporation’s acquisition of Celestial AI, there are no options, warrants or other rights (including conversion rights) to purchase any of the Corporation’s authorized and unissued capital stock.

(b)	The Corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(c)

The Corporation has the corporate power and authority to execute and deliver this Warrant and to perform its obligations hereunder. The Corporation has taken all corporate actions or proceedings required to be taken by or on the part of the Corporation to authorize and permit the execution and delivery by the Corporation of this Warrant and the performance by the Corporation of its obligations hereunder and the consummation by the Corporation of the transactions contemplated hereby. This Warrant has been duly executed and delivered by the Corporation, and assuming the due authorization, execution and delivery by the Warrantholder, constitutes the legal, valid, and binding obligation of the Corporation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)

The execution and delivery by the Corporation of this Warrant, the performance by the Corporation of its obligations hereunder and the consummation by the Corporation of the transactions contemplated hereby will not violate (i) any provision of law, statute, rule, or regulation applicable to the Corporation, (ii) the certificate of incorporation or bylaws of the Corporation, (iii) any applicable order of any court or any rule, regulation or order of any governmental authority applicable to the Corporation, or (iv) any provision of any indenture, certificate of designation for preferred stock, agreement, or other instrument to which the Corporation is a party or by which its property is or may be bound, except, in each case, for any such violation that would not impair in any material way the Corporation’s ability to perform its obligations under this Warrant.

(e)

Assuming the accuracy of the Warrantholder’s several representations and warranties set forth in Article VI, the issuance of this Warrant (and the issuance of the Warrant Shares upon exercise of this Warrant) is exempt from the registration requirements of the Securities Act and all other applicable state blue sky or other securities laws, statutes, rules or regulations.

(f)

None of the Corporation, its Affiliates, or any Person acting on any of their behalf (other than the Warrantholder and its Affiliates), directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell, or solicit any offer to buy, any security of a type or in a manner which would be integrated with the issuance of this Warrant. None of the Corporation, its Affiliates, or any Person acting on any of their behalf (other than the Warrantholder and its Affiliates) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) promulgated under the Securities Act) in connection with the issuance of this Warrant.

(g)	This Warrant has been duly authorized and is validly issued.

(h)

The actions taken by the Board to approve this Warrant, the Commercial Arrangements, and the transactions contemplated hereby and thereby constitute all action necessary to render inapplicable to this Warrant, the Commercial Arrangements, and the transactions contemplated hereby and thereby, any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder, or similar Applicable Law (including, without limitation, Section 203 of the Delaware General Corporation Law) and any potentially applicable provision of the Corporation’s organizational documents (collectively, “Anti-Interference Provisions”). The Corporation is not a party to any shareholder rights plan or “poison pill” agreement.

Section 5.02 Survival. The representations and warranties in Article V of this Warrant shall survive for six months following the earlier of (i) the Expiration Time, and (ii) the issuance date of Warrant Shares in connection with the exercise of all remaining portions of this Warrant, such that this Warrant has either lapsed and become null and void or been exercised in accordance with the terms of the Warrant. The Parties agree that the limitations set forth in the prior sentence shall not apply in the case of gross negligence, willful fraud, intentional misrepresentation, or intentional breach on the part of the party giving the relevant representation and warranty, which shall last through the applicable statute of limitations.

Article VI

Representations of the Warrantholder

Section 6.01 Investment Intent. The Warrantholder represents and warrants that it is acquiring this Warrant and the Warrant Shares (collectively, the “Securities”), solely for its beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities in violation of applicable securities laws.

Section 6.02 Unregistered Securities. The Warrantholder represents and warrants that it understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the bona fide nature of its investment intent and upon the accuracy of its representations made herein.

Section 6.03 Reliance. The Warrantholder represents and warrants that it understands that the Corporation is relying in part upon the representations and agreements of the Warrantholder contained herein for the purpose of determining whether the offer, sale and issuance of the Securities meet the requirements for such exemptions described in Section 6.02.

Section 6.04 Investor Status. The Warrantholder represents and warrants that it either (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) has such knowledge, skill, and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities and the suitability thereof as an investment for the Warrantholder.

Section 6.05 Restricted Securities. The Warrantholder represents and warrants that it understands that the Securities will be “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission provide in substance that it may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

Section 6.06 Information. The Warrantholder represents and warrants that it has been furnished by the Corporation all information (or provided access to all information) regarding the business and financial condition of the Corporation, its expected plans for future business activities, the attributes of the Securities, and the merits and risks of an investment in such Securities which it has requested or otherwise needs to evaluate the investment in such Securities; that in making the proposed investment decision, the Warrantholder is relying solely on such information, the representations, warranties and agreements of the Corporation contained herein, and on investigations made by it and its representatives; that the offer to sell the Securities hereunder was communicated to the Warrantholder in such a manner that it was able to ask questions of and receive answers from the management of the Corporation concerning the terms and conditions of the proposed transaction and that at no time was it presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation; and the Warrantholder recognizes that an investment in the Securities involves risks and can result in a total loss of all funds invested.

Section 6.07 Non-Reliance. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges, with respect to itself, that the Corporation may possess material non-public information with respect to the Corporation and/or its securities not known to the Warrantholder as of the date hereof or at a time when the Warrantholder exercises its right to purchase Warrant Shares pursuant to this Warrant and that any such information may impact the value of the Warrant and the Warrant Shares. The Warrantholder with respect to itself irrevocably waives any claim, or potential claim, that it may have based on the failure of the Corporation or its Affiliates, officers, directors, employees, agents or other representatives to disclose such information in connection with the execution and delivery of this Warrant or the purchase of Warrant Shares hereunder; provided, however, notwithstanding anything in this Section 6.07 or otherwise to the contrary, the Warrantholder does not and shall not be deemed to have waived or otherwise compromised any rights or claims based upon or arising out of (i) the Corporation’s disclosure obligations under the federal securities laws with respect to any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in any public statement or filing made by the Corporation pursuant to the Securities Exchange Act of 1934, as amended, or (ii) any breach or inaccuracy of any representation or warranty of the Corporation in this Warrant. The Warrantholder with respect to itself acknowledges that the Corporation would not enter into this Warrant in the absence of the agreements set forth in this Section 6.07.

Article VII

Transfer Restrictions

Section 7.01 Transfer of Warrant and Warrant Shares; Lock-up and Limitations on Warrant Share Sales.

(a)

The Warrantholder may not sell, transfer, assign, pledge, hypothecate, mortgage, dispose of, or in any way encumber (“Transfer”) this Warrant (or any portion thereof) to another Person; provided that the Warrantholder may Transfer any vested or unvested portion of this Warrant (in whole or in part) to any of the Warrantholder’s Affiliates so long as such Transfer is in accordance with Applicable Law and to the Warrantholder’s Affiliates to any such Transfer delivers a Notice of Transfer to the Corporation. Notwithstanding the foregoing, solely with respect to the portions of this Warrant and any Warrant Shares relating to the Time-Based Warrant Shares, the Warrantholder may not Transfer such portions of this Warrant or Warrant Shares prior to the date that is the earlier of (i) November 10, 2027 (15 months after the Issue Date) and (ii) date of the Kestrel Product Launch; provided that the Warrantholder may Transfer such portions of this Warrant (in whole or in part) to any of the Warrantholder’s Affiliates so long as the parties to any such Transfer deliver a Notice of Transfer to the Corporation and are subject to the same restrictions.

(b)	Any Transfer or attempted Transfer of the Warrant in violation of Section 7.01(a) above shall, to the fullest extent permitted by Applicable Law, be null and void ab initio.

(c)	Upon delivery to the Corporation of a Notice of Transfer, the Corporation shall, or shall cause the Transfer Agent to, promptly update the Warrant Register to reflect such Transfer.

(d)	Any Person to whom a Transfer not prohibited by Section 7.01(a) above is made shall be deemed a Warrantholder hereunder.

(e)

The Warrantholder shall not, and shall cause its Affiliates not to, Transfer, on any single Trading Day, a number of Warrant Shares (together with any other shares of Common Stock then held by the Warrantholder and its Affiliates) that exceeds 10% of the average daily trading volume of the Common Stock on the Principal Trading Market measured over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the date of such Transfer; provided that the foregoing limitation shall not apply to sales effected pursuant to an underwritten public offering or a block trade. The Warrantholder shall use commercially reasonable efforts to effect, and the Corporation shall cooperate in good faith to facilitate, any such sales in an orderly manner designed to minimize the impact of such sales on the market price of the Common Stock. For clarity, this Section 7.01(e) applies to all Warrant Shares (and not only Time-Based Warrant Shares).

Article VIII

Additional Agreements of the Corporation

Section 8.01 Covenants Related to Warrant Shares.

(a)

Each Warrant Share issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, validly issued, fully paid, and non-assessable, and free from preemptive or similar rights and free from all issue, registration, transfer, or similar taxes, liens, charges, and other encumbrances with respect thereto (other than restrictions on transfer under applicable securities laws and the terms of this Warrant or otherwise arising solely from the actions and circumstances of the Warrantholder).

(b)

The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, the Warrant Shares, solely for the purpose of providing for the exercise of this Warrant, the aggregate Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time).

(c)

The Corporation shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Corporation of its certificate of incorporation, bylaws, or any other constituent document and of any Applicable Law, statute, rule, or regulation or any requirements of any securities exchange upon which the Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which will be promptly delivered by the Corporation upon each such issuance).

Section 8.02 Warrant Register. The Corporation shall either (a) maintain itself, or (b) cause the Transfer Agent to maintain, in each case, books (the “Warrant Register”) for the original issuance and the transfer and exercise of the Warrant issuable in connection therewith, in each case in accordance with the terms hereof in book-entry form. If the Corporation maintains the Warrant Register, then (x) the Corporation agrees that it will accept instructions from the Warrantholder for the transfer and exercise of the Warrant, to the extent not prohibited by the terms of this Warrant, and (y) the Corporation shall not require the delivery of the Warrant, which at all times shall be in book-entry form, in connection with the transfer or exercise thereof. The Corporation shall be responsible for all fees and expenses with respect to maintaining the Warrant in book-entry form. In no event shall the Warrantholder be required to post any bond or incur any other financial cost related to the book entry existence of this Warrant. This Warrant, if properly Transferred, may be exercised by the new holder of this Warrant (as the Warrantholder hereunder) without a new Warrant first having been issued. Any permitted holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Corporation requesting a change.

Section 8.03 Charges, Taxes, and Expenses. Issuance of this Warrant and issuance of certificates or book entries for Warrant Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue, registration or transfer tax, assessment, or similar governmental charge or other incidental expense in respect of such issuance, all of which taxes, assessments, charges, and expenses shall be paid by the Corporation. Notwithstanding the foregoing, in no event will this Section 8.03 require the Corporation to pay any taxes of Warrantholder imposed on the basis of income or gains as a result of the issuance of the Warrant or Warrant Shares to, or the exercise or sale of the Warrant or the Warrant Shares by, Warrantholder.

Section 8.04 MNPI. Except as is otherwise required pursuant to the terms of this Warrant, the Corporation shall not, and shall cause its subsidiaries and Affiliates not to, provide material nonpublic information to the Warrantholder, its Affiliates, or their Representatives, except for communications directly related to satisfaction of any conditions under or obligations of the Warrant, the performance of the Commercial Arrangement, or other communications regarding the Corporation’s future products, technologies and capabilities made in the ordinary course of business.

Section 8.05 Legend Removal. If the Transfer Agent requires an opinion of counsel to remove any restrictive legends on the Warrant Shares, then, at election of Warrantholder, the Corporation shall (i) within the timeframe to allow for compliance with the share delivery timeline in Section 3.04 above, obtain at its own cost an opinion of counsel from a nationally recognized law firm, or (ii) instruct the Transfer Agent to accept an opinion of counsel obtained by Warrantholder from a nationally recognized law firm. Notwithstanding anything in this Warrant to the contrary, this Section 8.05 shall survive the Expiration Time and any termination of this Warrant in accordance with Section 10.06 and will continue until the date that the Beneficial Ownership of the Warrantholder (or any Person previously a Warrantholder), in the aggregate, of shares of Common Stock is less than 1.0% on a fully diluted basis.

Section 8.06 Anti-Interference Provisions. The Corporation shall not take any action that would prevent the Warrantholder from exercising any of its rights under this Warrant or any of the transactions contemplated hereby (a “Burdensome Action”), including by causing this Warrant or any of the transactions contemplated hereby to be subject to any requirements imposed by any Anti-Interference Provisions or subject in any manner to any “poison pill” or similar shareholder rights plan, in each case the result of which would be to cause a Burdensome Action to occur, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Warrant from any applicable Anti-Interference Provisions, as now or hereafter in effect.

Section 8.07 Exchange Act Reports.

(a)

With a view to making available to the Registrable Securityholders the benefits of Rule 144 under the Securities Act and any other Applicable Law of the Commission that may at any time permit the Registrable Securityholders to sell Equity Interests of the Corporation to the public without registration or subject to registration on Form S-3, the Corporation agrees to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

(ii)	file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

(iii)

furnish to the Registrable Securityholders, so long as such Warrantholder or its Affiliates own any Registrable Securities, upon request (x) a written statement by the Corporation that it has complied with the reporting requirements of the Securities Act (including Rule 144(c) under the Securities Act), and the Exchange Act, or that it qualifies as a registrant whose securities may be resold in accordance with Form S-3 (at any time after it so qualifies), and (y) such other information as may be reasonably requested in availing the Registrable Securityholder or its Affiliates of any rule or regulation of the Commission that permits the selling of any such securities without registration or in accordance with such form.

Section 8.08 Information Rights.

(a)	The Corporation shall prepare and provide, or cause to be prepared and provided, to the Warrantholder:

(i)

if the Corporation is a Reporting Company, then within the time periods applicable to the Corporation under Sections 13(a) or 15(d) of the Exchange Act (the “Reporting Company Filing Dates”), all interim and annual financial statements required to be contained in a filing with the Commission on Forms 10-K and 10-Q, provided that the requirements of this clause shall be deemed satisfied to the extent such information is publicly filed on or by the applicable Reporting Company Filing Date on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (known as “EDGAR”); and

(ii)

if the Corporation is not a Reporting Company at any time, information substantially similar to the information required by clause (a)(i) above within the time periods required for Reporting Companies with “non-accelerated filer” status.

(b)

The Corporation shall consider and respond promptly and in good faith to reasonable requests for information for the purpose of the Warrantholder to satisfy its financial reporting and accounting requirements regarding the Corporation and its subsidiaries. Without limiting the generality of the foregoing, the Corporation and its subsidiaries shall not be required to provide any such information if (i) the Corporation reasonably determines that such information is competitively sensitive, (ii) the Corporation determines in good faith that providing such information would adversely affect the Corporation (taking into account the nature of the request and the facts and circumstances at such time) other than to a de minimis extent, or (iii) providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection, (B) would violate a confidentiality obligation to any Person in effect on the Issue Date, or (C) would, based on the written advice of the Corporation’s outside legal counsel, violate any Applicable Law; provided that, with respect to clauses (i)-(iii), the Corporation uses reasonable efforts, and cooperates in good faith with the Warrantholder, to develop and implement reasonable alternative arrangements to provide the Warrantholder (and its Representatives) with the intended benefits of this Section 8.08.

(c)

Without limiting the foregoing, the Corporation shall provide the Warrantholder such information related to the calculation of Qualifying Revenue as the Warrantholder reasonably requests, and the Corporation shall cause its representatives to reasonably cooperate with the Warrantholder (and, if applicable, the Independent Accounting Firm) in its review of any determination of Qualifying Revenue, and shall afford the Warrantholder (and, if applicable, the Independent Accounting Firm), and any accountants, counsel, or financial advisers retained by Warrantholder reasonable access during normal business hours upon reasonable advance notice to the books and records and personnel and representatives (including the Corporation’s accountants) of the Corporation and such representatives (including the work papers of the Corporation’s accountants) used in, or relevant to, the determination of Qualifying Revenue. In furtherance of the foregoing, the Corporation shall deliver to the Warrantholder within 20 Business Days of the Warrantholder’s request (a “Calculation Request”) following (i) the occurrence (or reasonable belief by the Warrantholder of the occurrence) of a Vesting Event or (ii) at any other time (provided that the Warrantholder shall not make a request pursuant to this clause (ii) more than twice per calendar year), in each case, a reasonably detailed calculation of the Qualifying Revenue recognized by the Corporation from the date of any prior Calculation Request (or from the Issue Date, if no prior Calculation Request has been made) to the date of such later Calculation Request, including a reasonably detailed calculation or description of any Revenue Adjustments during such period.

(d)

Any and all information provided by the Corporation to the Warrantholder at the Warrantholder’s request pursuant to this Section 8.08 or otherwise requested by the Warrantholder pursuant to this Warrant shall be deemed not to violate the obligations under Section 8.04 above.

Section 8.09 Tax Reporting Requirements.

(a)

The Corporation will provide the Warrantholder with any information reasonably requested by the Warrantholder to allow the Warrantholder to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes related to this Warrant. The Corporation shall reasonably cooperate in preparing for any audit of, or dispute with a tax authority regarding any tax return of, the Warrantholder or any of its Affiliates relating to the Warrant or the Warrrant Shares.

(b)

The Corporation will reasonably cooperate with Warrantholder in connection with any tax reporting or compliance requirements in connection with Sections 6038, 6038B, and 6046 of the Code, including by providing such information to Warrantholder as may be necessary to assess if the Warrantholder has any reporting obligations in connection therewith and to permit the Warrantholder to fulfill any obligations it has in connection therewith, as it relates to the Warrant and/or the Warrant Shares.

Section 8.10 Survival of Additional Agreements of the Corporation. Notwithstanding anything in this Warrant to the contrary, (i) Section 8.07 shall survive the Expiration Time and any termination of this Warrant in accordance with Section 10.06 and will continue until the date that all Registrable Securities held by a Registrable Securityholder have been disposed of, including all shares issued or issuable upon exercise of this Warrant and (ii) Sections 8.05, 8.08, and 8.09 shall survive the Expiration Time and any termination of this Warrant in accordance with Section 10.06 and will continue until the date that the Beneficial Ownership of the Warrantholder (or any Person previously a Warrantholder), in the aggregate, of shares of Common Stock is less than 1.0% on a fully diluted basis; provided that Section 8.09 shall survive with respect to the taxable year in which such date occurs.

Article IX

Other Agreements

Section 9.01 Warrantholder Not Deemed Stockholder. The Warrantholder acknowledges that this Warrant does not confer upon the Warrantholder any right to vote or receive dividends or confer upon the Warrantholder any of the rights of a stockholder of the Corporation.

Section 9.02 Agreement to Comply with the Securities Act; Legend. The Warrantholder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 9.02 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that the Warrantholder shall not offer, sell, assign, transfer, pledge or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except, in the case of any Warrant Shares, under circumstances that will not result in a violation of the Securities Act. All Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE

CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE TRANSFER AGENT FOR SUCH SECURITIES HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

Section 9.03 Tax Treatment. The Warrantholder and the Corporation agree to treat the issuance of this Warrant (i) not as giving rise to any transaction undertaken in connection with the performance of services within the meaning of Section 83 of the Code; and (ii) as a closed transaction for income tax purposes (in respect of the entirety of the Warrant and all Warrant Shares issuable thereunder) occurring as of the Issue Date whereby the first cash payments to be made by Warrantholder under the Commercial Arrangements in an amount equal to the fair market value of the Warrant as of the Issue Date will be treated as paid by Warrantholder to the Corporation to acquire the Warrant (with the effect that such payments will give rise to a reduction in the amounts paid for the goods and/or services provided under the Commercial Arrangements). The Warrantholder shall control the determination of the valuation and associated tax reporting matters regarding this Warrant for all relevant U.S. federal, state, and local tax purposes and shall provide the Corporation with its determined value for the Warrant within a reasonable time after completion of its valuation (but in no event later than 30 days thereafter). The Corporation and the Warrantholder agree to treat any exercise of this Warrant (whether exercised for cash, or on a “cashless” basis) as a tax-deferred transaction for U.S. federal income tax purposes. Neither the Warrantholder nor the Corporation shall take any position for U.S. federal income tax purposes that is inconsistent with the foregoing, unless required by a determination (within the meaning of Section 1313(a) of the Code).

Section 9.04 Public Announcements.

(a)

The Parties acknowledge that the Corporation’s initial announcement of the transactions contemplated by this Warrant and the Commercial Arrangements to customers, suppliers, investors, employees, and otherwise (the “Initial Announcement”) by means of a Form 8-K (the “Form 8-K”) to be filed by the Corporation promptly after the Issue Date (i) without any narrative or exhibits related to the Commercial Arrangements and (ii) with this Warrant as an exhibit thereto (provided, however, that the Corporation will only file this Warrant as an exhibit to any disclosure made to the Commission (whether in connection with the Initial Announcement or otherwise) solely if and to the extent, in the reasonable judgment of the Corporation, such filing is required by the rules and regulations of the Commission; provided, further, that if filed as an exhibit to any disclosure made to the Commission, this Warrant shall be redacted as reasonably requested by the Initial Warrantholder and otherwise as has been agreed by the Parties and otherwise subject to the requirements of this Section 9.04). Except as mutually agreed upon by the parties, except as required by the Commercial Arrangements, Applicable Law, or by the rules or requirements of any stock exchange on which the securities of a Party are listed, no Party shall make, or cause to be made, or permit any of its Affiliates to make, any press release or public announcement or other similar communications in respect of this Warrant or the Commercial Arrangements or the transactions contemplated thereby without prior written consent (not to be unreasonably withheld, conditioned, or delayed) of the other Party. Notwithstanding the foregoing, no Party shall be required to receive the consent of the other Party to any release, announcement, or communication (including any filing required to be made under the Exchange Act or the Securities Act) to the extent such release, announcement, or communication includes information (i) with respect to the transactions contemplated hereby or by the Commercial Arrangements that is substantially the same as the Initial Announcement (provided that such release, announcement, or communication follows the Initial Announcement); (ii) that is substantially the same as releases, announcements, or other communications previously consented to by the other Party in accordance with this Section 9.04; (iii) that is required to be disclosed under GAAP; (iv) that has previously been released by either of the Parties hereto in respect of the transactions contemplated hereby or by the Commercial Arrangements without any violation of the terms of this Warrant; or (v) as may be required in connection with any Form 4, Schedule 13D, Schedule 13G, Form 8-K, Form 10-Q, Form 10-K, Schedule 14A, or other disclosure required by the Commission, the Principal Trading Market, or other Governmental Entity to be made by the Warrantholder or the Corporation in connection with the transactions contemplated hereby or by the Commercial Arrangements. Notwithstanding the preceding sentence, to the extent any disclosure (including communications with investors and analysts) relates to this Warrant or the Commercial Arrangements or any transaction contemplated hereby or thereby and contains any information not included with the Initial Announcement or releases, announcements, or other communications previously consented to by the other Party in accordance with this Section 9.04 or that has previously been released by either of the Parties hereto in respect of the transactions contemplated hereby or by the Commercial Arrangements without any violation of the terms of this Warrant, such disclosure shall be subject to: (A) the prior consent of the other Party (unless it is required to be in such form under Applicable Law), which shall not be unreasonably withheld, conditioned, or delayed, and (B) a reasonable opportunity to propose revisions (including redactions) by the other Party, and which revisions such Party shall make absent a reasonable basis for objection (and shall provide the other Party prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection). Notwithstanding the foregoing, the Parties have agreed that the agreements governing the Commercial Arrangements shall not be publicly filed (whether as an exhibit to Form 8-K, Form 10-Q, Form 10-K, or otherwise), in each case except to the extent required by a Disclosure Agency and then only after compliance with the provisions in Section 9.04(b).

(b)

Without limiting the foregoing, in recognition of the importance to the Corporation and the Warrantholder of taking appropriate steps to maintain the confidentiality of agreements between the Parties from the Parties’ customers, competitors, and suppliers, in the event that the Corporation is requested by the Commission, the Principal Trading Market, or any other regulatory body or stock exchange (the Commission, the Principal Trading Market, and each such other regulatory body or stock exchange, a “Disclosure Agency”), or legally required to file or otherwise submit any agreement to which the Warrantholder is a party other than this Warrant

(each a “Disclosable Agreement”), or any excerpt from, summary of, or information relating to any Disclosable Agreement with or to a Disclosure Agency, the filing or submission of which involves or could result in public disclosure of such Disclosable Agreement or excerpt therefrom, summary thereof, or information relating thereto, the Corporation will (1) promptly notify the Warrantholder of such request or requirement to file or otherwise submit the Disclosable Agreement or any excerpt therefrom, summary thereof, or information relating thereto and any applicable deadline for making such filing or submission, (2) use reasonable efforts to persuade the Disclosure Agency that the Corporation is not required to file or otherwise submit the Disclosable Agreement in connection with Applicable Laws, and, to the extent such efforts are not successful, (3) provide the Warrantholder with a reasonable opportunity to request (i) a redaction of any information in the Disclosable Agreement or excerpt therefrom, summary thereof, or information relating thereto (in addition to any redactions proposed by the Corporation) prior to filing or submitting such Disclosable Agreement, excerpt therefrom, summary thereof, or information relating thereto, and (ii) if requested or required by the Disclosure Agency, the submission of one or more confidential treatment requests in support of such redactions with such arguments as requested by the Warrantholder, including in response to any comments or requests for information issued by the applicable Disclosure Agency, to which, in each case, the Corporation shall agree absent a reasonable basis for objection (and shall provide the Warrantholder prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection with the Corporation), (4) provide the Warrantholder (i) with copies of any comments and all other communications received from the applicable Disclosure Agency with respect to the Disclosable Agreement or confidential treatment thereof (including a reasonable summary of any oral communications or other comments received other than in writing) as promptly as reasonably practicable and (ii) with the Corporation’s proposed response to such comments at least three Business Days before such response is submitted to the applicable Disclosure Agency, and (5) provide the Warrantholder with a reasonable opportunity to propose revisions within such time period to such proposed response as requested by the Warrantholder, and which revisions the Corporation shall make absent a reasonable basis for objection (and shall provide the Warrantholder prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection with the Corporation), and as applicable, use its commercially reasonable efforts in responding to any such comments in order to pursue assurance that confidential treatment will be granted. The Corporation will not file any Disclosable Agreement, any excerpt therefrom, summary or portion thereof, or information relating thereto with any Governmental Entity or regulatory body, including any Disclosure Agency, or disclose any other confidential and/or commercially sensitive information in any manner, except to the extent (i) permitted above, or (ii) the Corporation determines in good faith based on the written advice of outside counsel that making such filing or submission without adhering to the requirements set forth above is necessary to comply with Applicable Law. Notwithstanding anything in this Warrant to the contrary, including with respect to the occurrence of the Expiration Time or any termination of this Warrant in accordance with Section 10.06, the provisions of this Section 9.04 will survive for so long as any Commercial Arrangements remain in effect.

Section 9.05 Regulatory Matters. If the purchase of any portion of Warrant Shares upon the exercise of any portion of the Warrant would give rise to a filing obligation on the part of the Warrantholder under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or other similar foreign laws on the part of the Warrantholder or its ultimate parent entity (as that term is defined in the HSR Act), then with respect to any filing under the HSR Act or other similar foreign law, the Corporation will, in consultation and cooperation with the Warrantholder, file or submit, and assist the Warrantholder with any filing, submission or notification it makes, in connection with the exercise of this Warrant with or to any governmental entity any filing, report or notification necessary or advisable in connection with any antitrust, competition or merger control law applicable to such exercise and cooperate with the Warrantholder, to obtain as promptly as practicable all approvals, authorizations, terminations or expiration of applicable periods and clearances in connection therewith. If any such approval, authorization, termination or clearance is required to permit the Warrantholder to purchase any Warrant Shares for which a Notice of Exercise has been delivered to the Corporation but has not been obtained by the end of the Exercise Period, the Exercise Period shall be deemed to be extended until such approval, authorization or clearance has been obtained, or termination or expiration of any applicable waiting period has occurred.

Section 9.06 Beneficial Ownership Limitation.

(a)

Notwithstanding anything in this Warrant to the contrary, the Corporation shall not honor any exercise of this Warrant, and a Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on an applicable Notice of Exercise, such Warrantholder (together with such Warrantholder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, and any other applicable regulations of the Commission, including any Group of which the Warrantholder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Warrantholder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised portion of any Warrant beneficially owned by such Warrantholder or any of its Attribution Parties and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Warrantholder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 9.06, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and any other applicable regulations of the Commission. For purposes of this Section 9.06, in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (X) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (Y) a more recent public announcement by the Corporation that is filed with the Commission, or (Z) a more recent notice by the Corporation or the Corporation’s transfer agent to the Warrantholder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Warrantholder, the Corporation shall, within three Trading Days thereof, confirm in writing to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including the exercise of this Warrant, by such Warrantholder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Warrantholder. The Corporation shall be entitled to rely on representations made to it by the Warrantholder in any Notice of Exercise regarding its Beneficial Ownership Limitation.

(b)

The “Beneficial Ownership Limitation” shall initially be 4.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares pursuant to such Notice of Exercise (to the extent permitted under this Section 9.06); provided, however, that by written notice to the Corporation, which will not be effective until the 61st day after such notice is given by the Warrantholder to the Corporation, the Warrantholder may waive or amend the provisions of this Section 9.06 to change the Beneficial Ownership Limitation to any other number, and the provisions of this Section 9.06 shall continue to apply (using such other number). Upon any such waiver or amendment to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further waived or amended by the Warrantholder without first providing the minimum amount of written notice required by the immediately preceding sentence. Notwithstanding the foregoing, at any time following notice of a Fundamental Transaction under Section 4.03 with respect to a Fundamental Transaction that is pursuant to any tender offer or exchange offer (by the Corporation or another Person (other than the Warrantholder or any Affiliate of the Warrantholder)), the Warrantholder may waive or amend the Beneficial Ownership Limitation effective immediately upon written notice to the Corporation and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Corporation.

(c)

Notwithstanding the provisions of this Section 9.06, none of the provisions of this Section 9.06 shall restrict in any way the number of shares of Common Stock which the Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that the Warrantholder may receive in the event of a Fundamental Transaction.

Article X

Miscellaneous

Section 10.01 Notices. Any notices or other communications required or permitted hereunder will be deemed to have been properly given and delivered if in writing by such Party or its legal representative and delivered personally or sent by email or nationally recognized overnight courier service guaranteeing overnight delivery, addressed as follows:

If to the Corporation:

Name:	Marvell Technology, Inc.
Address:	1000 N. West Street, Suite 1200
Wilmington, Delaware 19801
Attn:	Chief Legal Officer
Emails:	mcasper@marvell.com;
legalnotices@marvell.com

If to the Warrantholder, to:

Name:	Google LLC
Address:	1600 Amphitheatre Pkwy
Mountain View, CA 94043
Attn:	[ ]
Emails:	[ ]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020
Attn:	Alex Johnson Jason Licht
Email:	Alex.Johnson@lw.com Jason.Licht@lw.com

Unless otherwise specified herein, such notices or other communications will be deemed given: (a) on the date delivered, if delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; and (c) on the date delivered, if delivered by email during business hours (or one Business Day after the date of delivery if delivered after 5:00 p.m. in the place of receipt). Each of the Parties will be entitled to specify a different address by delivering notice as aforesaid to the other Party hereto.

Section 10.02 Entire Agreement. This Warrant and the agreements governing the Commercial Arrangements are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein. This Warrant and the agreements governing the Commercial Arrangements supersede all prior agreements and understandings between the Parties with respect to such subject matter hereof.

Section 10.03 Assignment; Successors. The Corporation may not, without the prior written consent of the Warrantholder, sell, transfer (by operation of law or otherwise, except in connection with a Fundamental Transaction in compliance herewith) or assign this Warrant or any of its rights or obligations hereunder. The Warrantholder may not sell transfer (by operation of law or otherwise) or assign this Warrant or any of its rights or obligations hereunder except in accordance with Article VII. This Warrant shall be binding upon any successors or assigns of the Corporation.

Section 10.04 No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Corporation and the Warrantholder and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

Section 10.05 Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

Section 10.06 Amendment and Modification; Waiver. This Warrant may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by the Corporation or the Warrantholder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.07 Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 10.08 Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 10.09 Submission to Jurisdiction. To the fullest extent permitted by law, each Party hereby consents irrevocably to personal jurisdiction, service and venue in connection with any claim arising out of this Warrant or the transactions contemplated hereby, in the Chancery Court of Delaware, or if such court is unavailable, the United States District Court for Delaware. Service of process, summons, notice or other document by certified or registered mail to such Party’s address for receipt of notices pursuant to Section 10.01 shall be effective service of process for any suit, action or other proceeding brought in any such court. To the fullest extent permitted by law, each Party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in such courts and hereby further waives any claim that any suit, legal action or proceeding brought in such courts has been brought in an inconvenient forum.

Section 10.10 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally WAIVES any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

Section 10.11 Remedies. The Parties agree that the failure of any Party to perform its agreements and covenants under this Warrant, including a Party’s failure to take all actions as are necessary on such Party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated by this Warrant, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the Parties shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a Party’s obligations and to the granting by any court of the remedy of specific performance of such Party’s obligations under this Warrant, this being in addition to any other remedies to which the parties are entitled at law or equity. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to, and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Section 10.12 Limitation of Liability. No provision of this Warrant, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Warrant Shares or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation. The sole liability of the Warrantholder under this Warrant shall be the applicable aggregate Exercise Price if and when this Warrant is exercised in part or in whole.

Section 10.13 Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

Section 10.14 No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

Section 10.15 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (without any obligation for surety or bond), or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation will issue, in lieu thereof, a new Warrant of like tenor.

Article XI

Registration Rights

Section 11.01 Shelf Registration.

(a)

Subject to the terms and conditions hereof, the Corporation shall file within 60 days after written request from the Warrantholder, and use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a registration statement on Form S-3 or, if such form is not available to the Corporation, Form S-1, providing for an offering to be made on a continuous basis in accordance with Rule 415 under the Securities Act relating to the offer and sale, from time to time, of all of the Registrable Securities (the “Shelf Registration Statement”). To the extent the Corporation is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Corporation shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto, but shall register the specific number of Registrable Securities and pay the registration fee for all Registrable Securities to be registered in accordance with such automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis.

(b)

The Corporation shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the maximum period permitted by the Commission’s rules, and shall replace such Shelf Registration Statement at or before expiration with a successor Shelf Registration Statement, until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement.

(c)

Notwithstanding anything to the contrary contained in this Warrant, the Corporation shall be entitled, from time to time, by providing written notice to the Registrable Securityholders, to require such Registrable Securityholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, the Corporation shall deliver to the Registrable Securityholders a certificate signed by either the chief executive officer or the chief financial officer of the Corporation certifying that, in the good faith judgment of the Corporation, the conditions described in the definition of Blackout Period are met. Such certificate shall contain an estimate of the anticipated length of the Blackout Period. Upon such notice by the Corporation, each of the Registrable Securityholders covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential and promptly halt any offer, sale, trading, or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Corporation) and promptly halt any use, publication, dissemination, or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Corporation).

(d)

After the expiration of any Blackout Period and without any further request from a Registrable Securityholder, the Corporation, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, and file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)

At any time that a Shelf Registration Statement is effective, if any Registrable Securityholder delivers a notice to the Corporation (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included on the Shelf Registration Statement (a “Shelf Offering”), then the Corporation shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed in accordance with the Shelf Offering. Notwithstanding any other provision of this Warrant, no other holders of securities of the Corporation shall be entitled to receive any notice of or have its securities included in any such Shelf Offering, including any block sale off of the Shelf Registration Statement. A Registrable Securityholder may deliver a Take-Down Notice in respect of a Shelf Offering no more than four times in any calendar year.

Section 11.02 Registration Expenses. All fees and expenses incident to the Corporation’s performance of its obligations under this Article VIII, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the DTC and of printing prospectuses if the printing of prospectuses is requested by the Registrable Securityholder) and copying expenses, (c) all messenger, telephone, and delivery expenses, (d) all fees and expenses of the Corporation’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), and (e) expenses of the Corporation incurred in connection with any “road show,” other than any expense paid or payable by the underwriters, shall be borne solely by the Corporation whether or not any registration statement is filed or becomes effective. In connection with the Corporation’s performance of its obligations under this Article VIII, the Corporation will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Corporation are then listed or traded. Each Registrable Securityholder shall pay its portion of all transfer taxes, if any, relating to the sale of such Registrable Securityholder’s Registrable Securities in accordance with any registration.

Section 11.03 Registration Procedures.

(a)

If and whenever the Corporation is required to use commercially reasonable efforts to effect the registration of any Registrable Securities as provided in Section 11.01, the Corporation shall as expeditiously as reasonably practicable:

(i)

prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective (in the case of the Shelf Registration Statement, in accordance with the terms of Section 8.01(b)); provided, however, that, before filing such registration statement or any amendments thereto, the Corporation will furnish to the Registrable Securityholders and their counsel copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel (and which revisions the Corporation shall make absent a reasonable basis for objection (and shall provide Registrable Securityholders prompt notice of any such objection, the basis therefor and a reasonable opportunity to consider and discuss such objection with the Corporation)), and other documents reasonably requested by such counsel, including any comment letter from the Commission. The Corporation shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Registrable Securityholders or their counsel shall reasonably object, in writing, on a timely basis;

(ii)

prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective, and, in the case of any registration statement, comply in all material respects with the provisions of the Securities Act and all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 90 days after the end of the 12-month period described hereafter), an earnings statement, which need not be audited, covering a period of at least 12 consecutive months beginning with the first day of the Corporation’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(iii)

if requested by the Registrable Securityholders, promptly include in a prospectus supplement or post-effective amendment such information as such Registrable Securityholders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Corporation has received such request;

(iv)

furnish, without charge, to the Registrable Securityholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Registrable Securityholders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(v)

use commercially reasonable efforts to (I) register or qualify such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Registrable Securityholders shall reasonably request and (II) take any other action which may be necessary or reasonably advisable to enable such Registrable Securityholders to consummate the disposition of the Registrable Securities in such jurisdictions, except that the Corporation shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(vi)	use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which shares of Common Stock are then listed;

(vii)

use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(viii)

make available for inspection by the Registrable Securityholders and any attorney, accountant, or other agent or Representative retained in connection with such offering by such Registrable Securityholders (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the

“Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and the Corporation shall cause the officers, directors, and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such Representative, attorney, agent, or accountant in connection with such registration statement;

(ix)

as promptly as practicable notify in writing the Registrable Securityholders of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Corporation of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) if for any reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act, or upon the happening of any event that makes any statement made in such registration statement, related prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes so that it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, and the Corporation shall promptly prepare and file with the Commission, and furnish without charge to each Registrable Securityholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus which shall correct such misstatement or omission or effect such compliance;

(x)

use commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the effectiveness of such registration statement, or suspending the use of any prospectus or prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date;

(xi)

cooperate with the Registrable Securityholders to facilitate the timely preparation and delivery of certificates or book entries (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement and enable such securities to be in such denominations and registered in such names as such Registrable Securityholders may request;

(xii)

cooperate with the Registrable Securityholders and each agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xiii)	take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(xiv)	take all other actions reasonably requested by the Registrable Securityholders to effect the intent of this Warrant.

(b)

The Corporation may require each Registrable Securityholder to furnish the Corporation in writing such information regarding each Registrable Securityholder and the distribution of such Registrable Securities as the Corporation may from time to time reasonably request in writing to complete or amend the information required by such registration statement or prospectus supplement.

(c)

Each Registrable Securityholder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in clauses (B), (C), (D), and (E) of Section 11.04(a)(ix), such Registrable Securityholder shall forthwith discontinue such Registrable Securityholder’s disposition of Registrable Securities in accordance with the applicable registration statement and prospectus relating thereto until such Registrable Securityholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.04(a)(ix) or until it is advised in writing by the Corporation that the use of the applicable prospectus may be resumed.

Section 11.04 Registration Indemnification.

(a)

The Corporation agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Registrable Securityholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, and partners, each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Registrable Securityholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 11.04(a)) will reimburse each such indemnified Person for any reasonable legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, except insofar as the same are caused by any information furnished in writing to the Corporation by any such indemnified Person expressly for use therein.

(b)

Each Registrable Securityholder whose Registrable Securities are included in the securities as to which any registration under this Article XI is being effected, without limitation as to time, shall, severally and not jointly, indemnify the Corporation, its directors, officers, and employees and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Corporation from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 11.04(b)) will reimburse such indemnified Persons for any reasonable legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, in each case solely to the extent, and only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Corporation by such Registrable Securityholder expressly for use therein. Notwithstanding the foregoing, no Registrable Securityholder shall be liable under this Section 11.04(b) for amounts in excess of the net proceeds (after deducting any underwriting discount or commission) received by such Registrable Securityholder from its sale of Registrable Securities in connection with the offering that gave rise to such liability.

(c)

Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)

In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect on, matters that are beyond the scope of matters that are subject to indemnification in accordance with this Section 11.04, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel). Notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned, or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability, or a failure to act by or on behalf of any indemnified party, and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)

The indemnification provided for under this Warrant shall be in addition to any other rights to indemnification or contribution which any indemnified party may have by law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities and the termination of this Warrant.

Section 11.05 Other Defined Terms. For purposes of this Article XI, the following terms shall have the following meanings:

(a)

“Blackout Period” means, in the event that the Corporation determines in good faith that a registration of securities would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Corporation in any material respect, a period that is the shorter of the ending of the condition creating a Blackout Period and 60 days; provided that such Blackout Period may not occur more than once in any period of 12 consecutive months unless the Corporation in good faith determines it possesses material non-public information solely with respect to the ordinary course closing of a fiscal quarter, which will be cleansed upon reporting its quarterly results.

(b)

“Registrable Securities” means any and all (i) Warrant Shares (whether vested or unvested), (ii) other stock or securities that the Warrantholder or its subsidiaries or Affiliates may be entitled to receive, or will have received, in accordance with its ownership of this Warrant or Warrant Shares, in lieu of or in addition to shares of Common Stock, and (iii) Equity Interests issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation, or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or transferred.

(c)

“Registrable Securityholder” means a holder of Registrable Securities. For purposes of this Warrant, a Person shall be deemed to be a Registrable Securityholder whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

Section 11.06 Termination of Registration RightsArticle XII. Notwithstanding anything in this Warrant to the contrary, the rights granted under this Article XI shall terminate, as to any Registrable Securityholder, on the date on which all Registrable Securities held by such Registrable Securityholder have been disposed, including all shares issued or issuable upon exercise of the Warrant.

[Signature pages follow]

IN WITNESS WHEREOF, the Corporation has duly executed this Warrant as of the date first set forth above.

MARVELL TECHNOLOGY, INC.

By:	/s/ Mark Casper
Name:	Mark Casper
Title:	Executive Vice President and Chief Legal Officer

Acknowledged and Agreed

GOOGLE LLC

By:	/s/ Sanjay Kapoor
Name:	Sanjay Kapoor
Title:	Vice President, Corporate Development

[Signature Page to Warrant]